Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP
FOR
WINTON FUTURES FUND, L.P. (US)

I.           The name of the limited partnership is Winton Futures Fund, L.P. (US)

II.           The name and address of the agent for service of process is Robert J. Amedeo, 1202 Bergen Parkway, Suite 212, Evergreen, Colorado 80439-9559.

III.           The name of the partnership’s general partner is Rockwell Futures Management, Inc. (Rockwell).  Rockwell’s business address is 1202 Bergen Parkway, Suite 212, Evergreen, Colorado 80439-9559.

IV.           The partnership has at least two partners, one of whom is a limited partner.

This Certificate of Limited Partnership has been executed on March 23, 1999 by Rockwell Futures Management, Inc. the general partner for Pathfinder Fund, L.P.

ROCKWELL FUTURES MANAGEMENT, INC.	Filed – Customer Copy
the General Partner	Victoria Buckley
Secretary of State

[SEAL OF RECEIPT]
By: /s/ Robert J. Amedeo
Title: President

STATE OF COLORADO        )
                    )  ss.
County of Jefferson        )

I, Lurlie Moore Bickford, Notary Public in and for said county and in the State of Colorado, do hereby certify that Robert J. Amedeo personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day having been sworn, acknowledged that he signed, sealed and delivered said instrument as his full act and deed as President of Rockwell Futures Management, Inc. for the uses and purposes therein set forth.

Given under my hand and notarial seal this 23rd day of March 1999.

My commission expires:  March 3, 2002

Notary Public

Please include a typed self-addressed envelope MUST BE TYPED FILING FEE: $25.00 MUST SUBMIT TWO COPIES	Mail to: Secretary of State Corporations Section 1560 Broadway, Suite 200 Denver, CO 80202 (303) 894-2251 Fax (303) 894-2242	For office use only 027 [SEAL OF FILING]

[SEAL OF RECEIPT]
[HANDWRITTEN ID]

CERTIFICATE OF AMENDMENT
TO CERTIFICATE OF LIMITED PARTNERSHIP

FIRST:	The name of the Limited Partnership is Winton Futures Fund, L.P. (US)

SECOND:	The date of filing of original certificate with the Colorado Secretary of State:

March 24, 1999

THIRD:	The certificate of Limited Partnership is amended as follows:

Article III is amended to reflect that the General Partner’s name has been changed from Rockwell Futures Management, Inc. to Altegris Portfolio Management, Inc.

Altegris Portfolio Management, Inc.
By:	Robert J. Amedeo, President

/s/ Robert J. Amedeo
Signature General Partner

Signature General Partner

A certificate of amendment must be signed by at least one general partner and by each other general partner designated in the certificate as a new partner.